Exhibit 99.1

                                     [LOGO]
                               AMERICAN FINANCIAL
                                  REALTY TRUST

FOR IMMEDIATE RELEASE

AT THE COMPANY                     FRB / WEBER SHANDWICK
Muriel Lange                       Claire Koeneman     Joe Calabrese
Investor Relations                 (Analyst Info)      (General Info)
(215) 887-2280                     (312) 640-6745      (212) 445-8434
Email: mlange@afrt.com

                   AMERICAN FINANCIAL REALTY TRUST ANNOUNCES
                     2003 SECOND QUARTER & SIX MONTH RESULTS

JENKINTOWN, Pa., July 28, 2003 - American Financial Realty Trust (NYSE: AFR), a real estate investment trust focused on acquiring and leasing properties occupied by financial institutions, today reported results for the second quarter and six months ended June 30, 2003.

2003 Second Quarter Highlights

o Successfully completed initial public offering and over-allotment option; raised approximately $740.0 million in net proceeds

o Acquired 8.1 million square feet of commercial real estate in a 158 property sale and lease-back transaction with Bank of America, N.A.; includes Bank of America Center, a premier office tower in Chicago's Financial District

o     Revenues for the 2003 second quarter totaled $19.3 million

o     Revenues for the first six months of 2003 totaled $34.9 million

o As of June 30, 2003 the Company has entered into contracts to acquire approximately 1.2 million rentable square feet of commercial real estate

o Dividend of $0.25 paid on July 18, 2003 to shareholders of record on June 10, 2003


2003 Second Quarter Results

Funds from operations (FFO) for the second quarter of 2003 were a loss of $6.3 million, or $0.13 per diluted share. FFO as determined by the Company represents net income (loss) before minority interest in our operating partnership, computed in accordance with generally accepted accounting principles (GAAP), including gains or losses from sales of properties, real estate related depreciation and amortization (excluding amortization of deferred costs).

Adjusted funds from operations (AFFO) for the second quarter of 2003 totaled $10.5 million. AFFO is defined by the Company as FFO adjusted by straight line rent, revenue enhancing capital expenditures for tenant improvements and leasing commissions and the amortization of various deferred costs.

Revenues for the second quarter of 2003 totaled $19.3 million. Net loss for the second quarter of 2003 totaled $12.9 million, or $0.30 per diluted share. The weighted average common shares outstanding were 48,233,922 for the second quarter of 2003.

2003 Six Month Results

FFO for the six months ended June 30, 2003 were $2.1 million, or $0.04 per diluted share. AFFO for the first six months of 2003 totaled $24.4 million.

Revenues for the six months ended June 30, 2003 totaled $34.9 million. Net loss for the first six month of 2003 totaled $10.0 million, or $0.23 per diluted share. The weighted average common shares outstanding were 47,867,535 for the first six months of 2003.

Portfolio Overview

As of June 30, 2003, the Company owned or held leasehold interests in 435 properties located in 25 states and Washington, D.C. The portfolio consisted of 222 bank branches and 213 office buildings, containing an aggregate of approximately 15.5 million rentable square feet. As of June 30, 2003, 86.7% of the Company's 2003 annualized contractual rent will be derived from financial institutions in the aggregate and 81.2% will be derived from financial institutions with a current credit rating of A or better as reported by Standard & Poor's.

Additionally, as of June 30, 2003, the Company has entered into contracts to acquire approximately 1.2 million rentable square feet of commercial real estate, most of which the Company anticipates closing on by September 30, 2003.

Comments from Management

Nicholas S. Schorsch, chief executive officer of American Financial Realty Trust said, "The successful completion of our initial public offering on June 30, 2003 represented a major milestone in our Company's history. Over the past several years, we have steadily developed a relationship-driven platform centered on our flexible business model. Completion of our IPO will better enable us to advance our overall business mission as we seek to meet the real estate needs of banks and other financial institutions while providing our shareholders with stable risk-adjusted returns that benefit from the credit quality of our tenants.

"On June 30, 2003 we also successfully closed on a major transaction involving the acquisition and leasing of 158 commercial properties from Bank of America, N.A. for $769.8 million. We believe that this transaction will serve as a model for future transactions with other financial institutions across the country.

"As the growth of our core portfolio demonstrates, American Financial is well positioned to capitalize on the accelerating trend of financial institutions selling real estate and entering into long-term lease back relationships with the purchasers. At the same time, we expect to continue to serve as a national "clearinghouse" of surplus real estate for financial institutions. The continued consolidation within the banking industry is creating an environment in which banks


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                     1725 THE FAIRWAY, JENKINTOWN, PA 19046
                T: (215) 887-2280 F: (215) 887-2585 WWW.AFRT.COM
will sell surplus branches that other banks will seek to acquire or lease as they expand their market presence.

"Our business objective is to develop mutually beneficial, long-term relationships with regulated financial institutions. As we enhance our position as the preferred landlord to banks and other financial institutions, we expect to continue to diversify our core portfolio and expand our customer base," concluded Mr. Schorsch.

Second Quarter Dividend

American Financial Realty declared a dividend of $0.25 per share on the Company's common shares of beneficial interest for the second quarter of 2003. The dividend was paid on July 18, 2003, to shareholders of record on June 10, 2003.

Independent Directors Added to Board of Trustees

During the second quarter of 2003, American Financial announced the addition of John M. Eggemeyer, III, Michael J. Hagan, John P. Hollihan, III and William M. Kahane to the company's board of trustees. The appointment of the new independent trustees increases the size of American Financial's board to ten members, seven of whom are independent.

Conference Call

Management will conduct a conference call and audio webcast at 10:00 am ET on July 28, 2003 to review the Company's quarterly results. The conference call dial-in number is 303-262-2140. The audio webcast will be available to the public, on a listen-only basis, via the Internet at www.ccbn.com or at the Investor Relations section of the Company's website at www.afrt.com. Please allow extra time, prior to the call, to visit the site and download the necessary software to listen to the Internet broadcast. The online archive of the webcast will be available for 30 days.

About American Financial Realty Trust

American Financial is a self-administered, self-managed real estate investment trust that acquires corporate owned real estate, primarily bank branches and office buildings, from financial institutions. It owns and manages these assets primarily under long-term triple net and bond net leases with banks. American Financial is led by chief executive officer Nicholas S. Schorsch and non-executive chairman Lewis S. Ranieri.

For more information on American Financial Realty Trust, visit the Company's website at www.afrt.com.

Forward-Looking Statements

The forward-looking statements contained in this release are statements that are subject to various risks and uncertainties, including the uncertainties associated with the availability, timing and occurrence of transaction closings and changes in real estate and general market conditions. American Financial does not undertake a duty to update forward-looking statements. It may, in its discretion, provide information in future public announcements regarding its outlook that may be of interest to the investment community. The format and extent of future outlooks may be different from the format and extent of the information contained in this release.


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                     1725 THE FAIRWAY, JENKINTOWN, PA 19046
                T: (215) 887-2280 F: (215) 887-2585 WWW.AFRT.COM

                         AMERICAN FINANCIAL REALTY TRUST

                        CONSOLIDATED STATEMENTS OF INCOME
             For the Three and Six Month Periods Ended June 30, 2003
                                   (Unaudited)
                      (In thousands, except per share data)

                                                                                                           Three-Month    Six-Month
                                                                                                              Period        Period
                                                                                                            Ended June    Ended June
                                                                                                             30, 2003      30, 2003
                                                                                                           -----------    ----------
Revenue:
      Rental income ....................................................................................     $ 16,395      $ 28,573
      Operating expense reimbursements .................................................................        2,561         4,994
      Interest income ..................................................................................          180         1,157
      Other income .....................................................................................          166           209
                                                                                                             --------      --------
            Total revenue ..............................................................................       19,302        34,933
                                                                                                             --------      --------
Expenses:
      Property operating expenses ......................................................................        4,602         7,841
      General and administrative .......................................................................        5,303         8,317
      Interest expense on mortgages and other debt .....................................................        5,593        10,355
      Depreciation and amortization ....................................................................        8,630        14,697
                                                                                                             --------      --------
            Total expenses .............................................................................       24,128        41,210
                                                                                                             --------      --------
      Loss before investment income and expenses, net realized loss on sales of
         properties and investments, minority interest and discontinued operations .....................       (4,826)       (6,277)
                                                                                                             --------      --------
Interest income from residential mortgage-backed securities, net of
   expenses ............................................................................................        2,144         9,016
Interest expense on reverse purchase agreements ........................................................       (1,540)       (4,355)
                                                                                                             --------      --------
      Net interest income on residential mortgage-backed securities ....................................          604         4,661
                                                                                                             --------      --------

Realized loss on sales of investments ..................................................................      (10,330)       (9,241)
                                                                                                             --------      --------
      Income (loss) from continuing operations before minority interest ................................      (14,552)      (10,857)
Minority interest ......................................................................................        1,378         1,064
                                                                                                             --------      --------
      Income (loss) from continuing operations .........................................................      (13,174)       (9,793)
                                                                                                             --------      --------
Discontinued operations:
      Loss from operations, net of minority interest of $1 during the three-months
         ended June 30, 2003 and $55 during the six-months ended June 30, 2003 .........................           (8)         (527)
      Gains on disposals, net of minority interest of $34 during the three-months ended
         June 30, 2003 and $35 during the six-months ended June 30, 2003 ...............................          326           337
                                                                                                             --------      --------
      (Loss) income from discontinued operations .......................................................          318          (190)
                                                                                                             --------      --------
Net (loss) .............................................................................................     $(12,856)     $ (9,983)
                                                                                                             ========      ========
Basic (loss) income per share:
      From continuing operations .......................................................................     $  (0.31)     $  (0.23)
      From discontinued operations .....................................................................          .01            --
                                                                                                             --------      --------
            Total basic (loss) income per share ........................................................     $  (0.30)     $  (0.23)
                                                                                                             ========      ========
Diluted (loss) income per share
      From continuing operations .......................................................................     $  (0.31)     $  (0.23)
      From discontinued operations
                                                                                                                  .01            --
                                                                                                             --------      --------
            Total diluted (loss) income per share ......................................................     $  (0.30)     $  (0.23)
                                                                                                             ========      ========


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                     1725 THE FAIRWAY, JENKINTOWN, PA 19046
                T: (215) 887-2280 F: (215) 887-2585 WWW.AFRT.COM

Reconciliation of Non-GAAP Financial Measures

We believe that funds from operations (FFO) and adjusted funds from operations
(AFFO) are helpful to investors as measures of our performance as an equity REIT because along with cash flows from operating, financing and investing activities, these measures provide investors with an understanding of our ability to incur and service debt, meet capital expenditures and pay dividends. In addition, because these measures are commonly used in the REIT industry, our use of FFO and AFFO enables investors to compare our performance with that of other REITs. We define FFO as net income (loss) before minority interest in our operating partnership (computed in accordance with generally accepted accounting principles, or GAAP), excluding gains (or losses) from debt restructuring, including gains (or losses) on sales of property, plus real estate related depreciation and amortization (excluding amortization of deferred costs) and after adjustments for unconsolidated partnerships and joint ventures. Our calculation of funds from operations may differ from the methodology for calculating funds from operations utilized by other equity REITs and, accordingly, may not be comparable to other REITs. Further, funds from operations does not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Funds from operations should not be considered as an alternative for net income as a measure of profitability nor is it comparable to cash flow provided by operating activities determined in accordance with GAAP. AFFO is a computation made by analysts and investors to measure a real estate company's cash available for distribution to shareholders. AFFO is generally calculated by subtracting from or adding to FFO (i) normalized recurring expenditures that are capitalized by the REIT and then amortized, but which are necessary to maintain a REIT's properties and its revenue stream (e.g., leasing commissions and tenant improvement allowances), (ii) straightlining of rents and (iii) amortization of deferred costs.


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                     1725 THE FAIRWAY, JENKINTOWN, PA 19046
                T: (215) 887-2280 F: (215) 887-2585 WWW.AFRT.COM

Set forth below is a reconciliation of our calculations of FFO and AFFO to net income:

                                                                                           Three-Month Period         Six-Month
                                                                                                 Ended              Period Ended
                                                                                             June 30, 2003          June 30, 2003
                                                                                             (in thousands,         (in thousands,
                                                                                            except per share       except per share
                                                                                                  data)                 data)
                                                                                           ------------------      ----------------
Funds from operations:
         Net income ....................................................................        $(12,856)              $ (9,983)
         Minority interest in operating partnership ....................................          (1,314)                (1,013)
         Depreciation and amortization .................................................           7,879                 13,157
         Non real estate depreciation ..................................................             (25)                   (42)
         Funds from operations .........................................................        $ (6,316)              $  2,119
                                                                                                ========               ========
         Funds from operations per share, diluted ......................................        $  (0.13)              $   0.04
                                                                                                ========               ========

Adjusted funds from operations:
         Funds from operations .........................................................        $ (6,316)              $  2,119
         Straightline rental income ....................................................           5,171                 10,533
         Straightline rent expense .....................................................              (4)                    34
         Tenant improvements and leasing commissions ...................................            (215)                  (465)
         Amortization of deferred costs ................................................           1,476                  2,848
         Amortization of fair market rental adjustment, net ............................            (172)                  (265)
         Amortization of deferred compensation .........................................             299                    474
         Realized (gain) loss on sale of investments, net ..............................          10,243                  9,154
         Adjusted funds from operations ................................................        $ 10,482               $ 24,432
                                                                                                ========               ========


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                     1725 THE FAIRWAY, JENKINTOWN, PA 19046
                T: (215) 887-2280 F: (215) 887-2585 WWW.AFRT.COM